                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in the  Registration  Statement No.  (333-103196) of Medix
Resources,  Inc.  on Form  S-3 of our  report  dated  February  14,  2003 on the
December 31, 2002,  2001 and 2000  consolidated  financial  statements  of Medix
Resources, Inc. appearing in the Prospectus,  which is part of this Registration
Statement.  We also consent to the reference to us under the headings  "Experts"
in such Prospectus.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

April 10, 2003
Denver, Colorado